NEURALSTEM INC

MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement ("Agreement") is entered into as of September 21, 2005 (the "Effective Date") by and among Neuralstem, Inc., ("Neuralstem"), a company incorporated under the laws of the State of Maryland, having an address at 9700 Great Seneca Highway, Suite 240, Rockville, Maryland 20850 on the one side, and University of South Florida Board of Trustees, a public body corporate ("U") for its employee, Alison Willing, Ph.D. at the College of Medicine ("PI"), with offices at 12901 Bruce B. Downs Blvd., Tampa, Florida 33612 on the other side (U and PI collectively referred to as the "Recipients").

Whereas, Neuralstem is the owner of certain patented and proprietary technology relating to production and use of human CNS stem cells, and

Whereas, Neuralstem desires to provide such cells to PI for research evaluation purposes only, and

Whereas, PI desires to evaluate said cells in research projects to study potential beneficial effects of human neural stem cells in enhancing dopaminergic phenotype for treatment of Parkinson's Disease.

The parties therefore agree as follows:

Article 1.0 Definitions

1.1 **"Research Materials"** means the Materials, the know-how provided by Neuralstem to PI, and any Progeny and Unmodified Derivative thereof. **"Materials"** means the materials provided by Neuralstem to PI listed in Exhibit A. **"Progeny"** means an unmodified descendant from the Materials, such as a virus from virus, cell from cell, or organism from organism. **"Unmodified Derivative"** means a substance which constitutes an unmodified functional subunit or product expressed by the Materials, such as subclones of unmodified cell lines, purified or fractionated subsets of the Materials, proteins expressed by Materials, or monoclonal antibodies secreted by a hybridoma cell line.

1.2 **"Research Uses"** means experimental research and evaluation of Research Materials conducted by PI in its own laboratories and for its own internal use in the performance of the research program described in Appendix B (the **"Research Program"**), and any subsequent addenda thereto. Research Uses specifically excludes any commercial use of Research Materials or any use in PI programs participated in by any other entity, whether for-profit or non-profit, without the prior express written permission of NeuralStem.

1.3 **"Research Results"** means any data or records, whether compiled in electronic, written or other form, arising from the use by PI of Research Materials.

1.4 **"Neuralstem Patents"** means any patents or patent applications together with all patents resulting therefrom in any and all jurisdictions which cover the manufacture, use or sale of human CNS stem cells, and any progeny, derivative, improvement or modification thereof, which are owned or controlled by NeuralStem at the Effective Date, including all licensed patents or patent applications that Neuralstem has the right to sublicense at the Effective Date.

Article 2. 0 Material Transfer And Restrictions On Use

2.1 Neuralstem hereby agrees to provide to PI, in multiple distributions, as necessary, Research Materials as listed in Appendix A, and any subsequent addenda thereto.

2.2 The Recipients hereby agree that Research Materials will be used under suitable containment conditions in compliance with all government laws and regulations and for Research Uses only and within the study plan outlined in Appendix B, and any subsequent addenda thereto.

2.3 The Recipients agree that Research Materials will remain the sole property of Neuralstem.

2.4 The Recipients agree that they will retain control over and will assume all responsibility for the custody of Research Materials. The Recipients further agree that they will surrender any unused Research Materials to Neuralstem, should Neuralstem so request, along with a record of all used or spent Research Materials or will dispose of any unused Research Materials as otherwise directed by Neuralstem.

2.5 The Recipients agree they will not transfer, sell, give, or otherwise convey in any form whatsoever, Research Materials to any other person or entity, including without limitation any of PI's commercial, non-commercial, joint venture partners or aliases, without the prior, express written permission of Neuralstem. The Recipients will not make, and shall not permit others to make materials which contain or incorporate the Research Materials or other substances created through use of the Research Materials, which are not Progeny or Unmodified Derivatives. Recipient hereby ~~may~~ will assign to Neuralstem any materials and Inventions (as defined below) made in breach of this Agreement. upon Neuralstem's request [illegible] 9-28-05

2.6 Neuralstem agrees to render a reasonable amount of technical assistance as may be required by PI to permit PI to evaluate Research Materials for Research Uses only. The determination of what constitutes a reasonable amount of technical assistance will be made solely by Neuralstem.

2.7 The parties agree that nothing in this Agreement shall be construed in any way as restricting or interfering with Neuralstem's right to distribute Research Materials to any other person or entity.

Article 3.0 Reports And Publication

3.1 PI shall keep an accurate accounting record of its use of Research Materials and shall provide a copy of this record upon request to Neuralstem.

3.2 PI agrees that it will not publish or publicly disclose any Research Results or characterization or description of Research Materials without providing an advance copy of any publication or disclosure to Neuralstem thirty (30) days before the proposed publication or disclosure date. Neuralstem will have thirty (30) days from receipt to review and comment on the publication or disclosure as well as identify any Confidential Information or novel discoveries it would like to have protected by the filing of a patent application prior to such publication or disclosure. Such applications shall be filed at the option and expense of U or at the request and expense of Neuralstem. If Neuralstem files an application it shall use counsel reasonably acceptable to both parties and will copy Recipients on all correspondence regarding the application, and the Recipients shall cooperate with Neuralstem as reasonably required by Neuralstem in connection with the preparation of such filing and prosecution. PI agrees to provide appropriate acknowledgement of the source of the Research Materials in all publications and disclosures.

3.3 PI will provide Neuralstem on a regular basis for the duration of the Research Program, but not less than quarterly, the Research Results in the form of a written report. Neuralstem, its collaborators, and licensees shall be free to use such Research Results for any purpose, provided (a) U is notified in writing prior to any use of such results in a patent application by Neuralstem, its collaborators, and licensees, and (b) written permission is obtained from U for any use in advertising, marketing, or other promotional purposes by Neuralstem, its collaborators, and licensees.

3.4 However, it is understood by Neuralstem that PI may be obligated to provide summaries of results or discoveries to sources providing funding for the research described in Appendix B.

Article 4.0 Representations And Warranties

4.1 Neuralstem represents and warrants to the Recipients that, to its knowledge as of the Effective Date, it has the right to transfer Research Materials for the Research Uses to PI under this Agreement.

4.2 While Neuralstem confirms that Research Materials are subject matter under Neuralstem Patents, PI and Neuralstem agree that nothing hereunder shall be construed to represent any license or right under Neuralstem Patents to the Recipients, other than those rights expressly granted under this Agreement.

4.3 The Recipients represent to Neuralstem that they have the right to accept the terms and obligations of this Agreement and that they will maintain compliance with all applicable laws in carrying out its obligations under this Agreement.

4.4 Each party represents that it has the full right and authority to enter into this Agreement and that the individual executing this Agreement on its behalf has the authority to do so.

4.5 The Recipients represent to Neuraltem that they are acting on their own behalf under this Agreement and are not acting in their capacity as a contractor or agent of the United States Government. Further, PI represents and warrants to Neuralstem that PI will not perform experimental, developmental, or research work funded in whole or in part by the United States Government under this Agreement, without the prior, express written permission of Neuralstem.

4.6 THESE RESEARCH MATERIALS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESS OR IMPLIED. NEURALSTEM MAKES NO REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR SCOPE OF NEURALSTEM PATENTS NOR THAT THE RESEARCH MATERIALS OR THEIR USE WILL NOT INFRINGE ANY PATENT OR ANY OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY. IN NO EVENT, OTHER THAN BREACH OF ITS REPRESENTATIONS OR WARRANTIES IN THIS ARTICLE, WILL NEURALSTEM BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS AGREEMENT OR THE USE OF RESEARCH MATERIALS.

Article 5.0 Confidentiality

5.1 As used herein, "Confidential Information" shall mean (a) all trade secrets or confidential or proprietary information which is designated in writing as confidential or proprietary by the disclosing party prior to or at the time of the disclosure thereof; (b) information without such designation if it would be apparent to a reasonable person, familiar with the disclosing party's business and the industry, that such information is of a confidential or proprietary nature; and (c) information disclosed without such designation, if the disclosing party, within thirty (30) days after such disclosure, informs the receiving party in writing of the confidential or proprietary nature of the disclosed information, describing such information and referencing the place and date of the oral, visual or written disclosure and the names of the employees or officers of the receiving party to whom such disclosure was made.

5.2 During the term of this Agreement and for a period of five (5) years from any termination or expiration hereof, the parties agree to keep Confidential Information of the other party in confidence, not to disclose Confidential Information of the other party to any third party and not to use Confidential Information of the other party for any purpose, other than as permitted in this Agreement.

5.3 The restrictions on the disclosure and use of Confidential Information shall not apply to any Confidential Information which: (i) was known by the receiving party (as evidenced by the receiving party's written records) prior to disclosure by the disclosing party hereunder; (ii) is or becomes part of the public domain through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party having a legal right to make

such a disclosure; or (iv) is independently developed by employees or consultants of the receiving party without use or access to the Confidential Information of the disclosing party.

5.4 This Agreement shall supersede any other prior agreements regarding the protection of confidential information, and any confidential information disclosed to the other party under such other prior agreements shall be subject to the terms of this Section 5.

Article 6.0 Intellectual Property

6.1 **"Inventions"** shall mean Sole Inventions and Joint Inventions. **"Sole Invention(s)"** shall mean any new and useful invention or discovery conceived by employees or consultants of the Recipients alone in the course of performing the Research Program. **"Joint Invention(s)"** shall mean any new or useful invention or discovery conceived jointly by an employee or consultant of a Recipient and an employee or consultant of Neuralstem in the course of performing the Research Program. Sole Inventions shall be solely owned by the Recipients and Joint Inventions shall be jointly owned by the Recipients and Neuralstem.

6.2 The Recipients hereby grant to Neuralstem a first option to a fully paid-up, royalty-free, non-exclusive license to Sole Inventions and the Recipients' interest in Joint Inventions. Notice to obtain such option shall be exercised in writing within sixty (60) days of U's notification to Neuralstem of such Sole or Joint Invention. In addition the Recipients hereby grant to Neuralstem the first right to negotiate an exclusive license to Sole Inventions and Recipients' rights in any Joint Inventions for which Neuralstem has paid and/or has agreed to pay patent expenses. Such licenses shall be negotiated in good faith with and terms considered reasonable and customary in the field for like inventions. Such license shall also provide for the reimbursement of any future patent expenses incurred by Recipients. If the parties do not enter into a written agreement within six (6) months following the filing of a patent application for such invention or if Neuralstem ceases to pay patent expenses, Recipients shall be free to license to others and shall have no further obligations to Neuralstem with respect to such Inventions, subject to the non-exclusive license granted to Neuralstem by Recipients shall be subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of Recipients to make, have made, provide and use Inventions for its and U's non-profit purposes. Invention disclosures and related correspondence shall be directed to the following people:

For University:
Director
Division of Patents & Licensing
University of South Florida
4202 E. Fowler Avenue, ADM200
Tampa, FL 33620

For Neuralstem:
I. Richard Garr
Office of Technology Transfer
President & CEO
Neuralstem, Inc.
Rockville, MD 20850

Article 7.0 Term And Termination

7.1 The term of this Agreement is three (3) years from the Effective Date unless sooner terminated in accordance with this Article by either of the Recipients.

7.2 Either party may terminate this Agreement upon ninety (90) days written notice.

7.3 Upon termination of this Agreement, all rights and obligations of either party shall cease except for those under Sections 2.2 to 2.7 (Material Transfer And Restrictions On Use); Article 3 (Reports and Publication), Article 5 (Confidentiality) and Article 6 (Intellectual Property).

Article 8 0 Miscellaneous Provisions

8.1 No failure on the part of either party to exercise, and no delay in exercising any right or remedy under this Agreement or provided by statute or at law, shall impair or constitute a waiver of such right or remedy or be construed as a waiver of any breach of this Agreement, nor shall any partial exercise of such right or remedy preclude further exercise thereof.

8.2 The Recipients shall be excused for failure or delay in performing any of their respective obligations under this Agreement if failure or delay is caused by force majeure, to the extent such failure or delay is caused by said force majeure.

8.3 All notices, requests and other communications regarding the terms or performance of this Agreement shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by registered mail, overnight courier or certified mail, return receipt requested, postage prepaid, or by facsimile or electronic mail, in each case to the address specified below, or as to other such address as may be specified in writing to the other party.

Neuralstem:
Neuralstem, Inc.
9700 Great Seneca Highway, Suite 240
Rockville, Maryland 20850
e-mail: irgarr@neuralstem.com
Attention: Richard Garr

Recipients:
Division of Patents & Licensing
University of South Florida
4202 East Fowler Avenue, ADM200
Tampa, FL 33620
e-mail: pjohnson@research.usf.edu

Such notices shall be deemed received on the next business day after dispatched in the case of overnight courier or five (5) business days after deposit in the U.S. mail.

8.4 The rights and obligations under this Agreement are not assignable by either party without the prior written consent of the other, except that Neuralstem may assign this Agreement in connection with a merger, acquisition or sale of substantially all of its assets to which this Agreement relates.

8.5 This Agreement constitutes the entire agreement between the parties and no provision of this Agreement shall be varied or contradicted by any oral agreement. All prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to the subject matter herein are hereby superseded in their entirety by this Agreement. No amendment shall be effective unless made in writing specifically identifying this Agreement and the provision to be amended and signed by the parties.

8.6 This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

8.7 If any provision of this Agreement is held unenforceable in any jurisdiction, all other provisions shall remain in full force and effect in such jurisdictions and such unenforceability will not affect the enforceability of the provision in other jurisdictions. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

8.8 This Agreement may be executed in counterparts.

Neither party shall use the name of the other or any contraction or derivative thereof or the name(s) of the other party's faculty members, employees, or students, as applicable, in any advertising, promotional, or sales literature without prior written consent from the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first stated above.

Neuralstem, Inc.

Richard Garr Pres+CEO

By: ______________________
Karl Johe, Ph.D.
Chief Scientific Officer

Principal Investigator:

By: ______________________
Alison Willing, PhD
Associate Professor

University

By: ______________________
Valerie L. McDevitt, Esq.
Director, Division of Patents & Licensing

APPROVED AS TO FORM AND LEGALITY

HENRY W. LAVANDERA
ATTORNEY USF